                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                                SWT FINANCE B.V
           12 1/2% Senior Subordinated Notes Due 2010 (Non-DTC Held)


     This form or one substantially equivalent hereto must be used to accept the Exchange Offer of SWT Finance B.V (the "Issuer" or the "Company") made pursuant to the Prospectus, dated [______________] 2000 (the "Prospectus"), if certificates (as applicable) for outstanding 12 1/2% Senior Subordinated Notes Due 2010 (except those which have been deposited with a custodian for, and registered in the name of, The Depository Trust Company) (the "Initial Notes") of the Issuer are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Deutsche Bank AG London, as exchange agent (the "Exchange Agent") prior to 5:00 P.M., London time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below.
In addition, in order to utilize the guaranteed delivery procedure to tender Initial Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) relating to the tender for exchange of Initial Notes (the "Letter of Transmittal") must also be received by the Exchange Agent prior to 5:00 P.M., London time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus or the Letter of Transmittal.

             Delivery To: Deutsche Bank AG London, Exchange Agent

          By Mail, Hand Delivery or                For Information Call:
             Overnight Carrier:                       [____________]

           Deutsche Bank AG London              Facsimile Transmission Number:
              Winchester House                        [____________]
          1 Great Winchester Street
              London EC2N 2DB                       Confirm by Telephone:
              United Kingdom                          [____________]
     Attention: Corporate Trust & Agency
               Services

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AT SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

     Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Initial Notes set forth below pursuant to the guaranteed delivery procedure described in "The Exchange Offer--How to Tender" section of the Prospectus.


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     Certificate Number(s)
    (if known) of Existing
       Notes or Account                                             Aggregate Principal
      Number at the Book-           Aggregate Principal               Amount Tendered
    Entry Transfer Facility         Amount Represented              (if less than all)*
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

* Unless otherwise indicated, the registered holder of the Initial Notes ("the Holder") will be deemed to have tendered the full aggregate principal amount represented by such Initial Notes.

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All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
--------------------------------------------------------------------------------

                               PLEASE SIGN HERE


X    ____________________________________   _____________________


X    ____________________________________   _____________________
     Signature(s) of Owner(s)               Date
     or Authorized Signatory

     Area Code and Telephone Number:_____________________

     Must be signed by the Holder(s) of Initial Notes as their name(s) appear(s) on certificates for Initial Notes or on a security position listing, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                     Please print name(s) and address(es)


Name(s)      ______________________________________________________________

Capacity:    ______________________________________________________________

Address(es): ______________________________________________________________

                                   GUARANTEE
                   (Not to be used for signature guarantee)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the certificates representing the principal amount of Initial Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Initial Notes into the Exchange Agent's account at Euroclear and Clearstream Banking pursuant to the procedures set forth in "The Exchange Offer-How to Tender" section of the Prospectus, together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than five New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.


____________________________________         _____________________________
            Name of Firm                        Authorized Signature

____________________________________         _____________________________
               Address                                  Title


____________________________________         Name:________________________
              Zip Code                             (Please Type or Print)

Area Code and Tel. No. _____________         Dated:_______________________



NOTE: DO NOT SEND CERTIFICATES FOR INITIAL NOTES WITH THIS FORM. CERTIFICATES FOR INITIAL NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

                INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., London time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the Holder and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered or certified mail properly insured, with return receipt requested, is recommended. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal.

2. Signatures of this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered Holder(s) of the Initial Notes referred to herein, the signature must correspond with the name(s) written on the face of the Initial Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Initial Notes, the signature must correspond with the name shown on the security position listing as the owner of the Initial Notes.

     If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Initial Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered Holder(s) appears on the Initial Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

     If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing.

3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.